For More Information Contact:
                                              John Swendrowski, Chairman & CEO
                                                   Northland Cranberries, Inc.
                                         800 First Avenue South, P.O. Box 8020
                                               Wisconsin Rapids, WI 54495-8020
                                           Tel: 715-424-4444 Fax: 715-422-6897
                                                         www.northlandcran.com

NEWS RELEASE

For release Friday, June 8, 2001 at 2:30 p.m. (CST)

NORTHLAND CRANBERRIES AND CLEMENT PAPPAS ANNOUNCE SALE OF NORTHLAND'S NORTH CAROLINA BOTTLING PLANT AND CRANBERRY SAUCE BUSINESS TO CLEMENT PAPPAS; ENTER INTO CONTRACT MANUFACTURING AGREEMENT

      Wisconsin Rapids, WI -- Northland Cranberries, Inc. (Nasdaq:CBRYA), manufacturer of Northland 100% juice cranberry blends and Seneca and Treesweet fruit juice products, and Clement Pappas and Co., Inc., a New Jersey-based juice, beverage and cranberry sauce producer, today jointly announced the sale of Northland's manufacturing plant in Mountain Home, North Carolina and Northland's cranberry sauce business to Clement Pappas for the combined sum of approximately $13.3 million in cash, plus an additional amount for certain inventory items. The two companies also entered into a contract manufacturing agreement whereby certain Northland juice and juice concentrate products will continue to be manufactured at and shipped from the Mountain Home facility.

      Dean Pappas, Chief Executive Officer of Clement Pappas, said, "We are excited about adding this plant to our current operations. The 220,000 square-foot Mountain Home plant houses four bottling and canning lines, as well as juice processing capability, and will enable us to better serve our growing private label business. This strategic acquisition is a significant step in positioning Clement Pappas and Co., Inc. as a preeminent private label distributor of juice products and cranberry sauce in North America. We are anticipating a smooth transition of ownership and are looking forward to a mutually beneficial contract manufacturing relationship with Northland."

      John Swendrowski, Northland's Chairman and Chief Executive Officer, said, "These actions represent some of the strategic alternatives we have been considering over the past year in order to strengthen Northland's overall financial position and to allow us to continue to compete in the marketplace with our branded juice products. The proceeds of the sale of the Mountain Home plant and the cranberry sauce business will be used primarily to reduce bank debt. The operational significance of the transactions should be a reduction in fixed overhead, which should result in maintaining competitive case costs. It is important for our juice customers



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Northland Cranberries, Inc.
News Release, June 8, 2001
Page 2 of 3

to know that these transactions will in no way affect our ability to produce and deliver current or future expected orders."

      Northland acquired the Mountain Home facility, which currently employs approximately 120 people, from Seneca Foods Corporation in December of 1998. At that time, Northland had projected a continued high rate of growth for its branded juice division and anticipated achieving significant economies of scale through plant ownership. However, during the ensuing two years, bumper cranberry crops resulted in an industry oversupply and cranberry prices plummeted to historic lows. The oversupply triggered severe price discounting by Northland's competitors, which negatively impacted the company's sales and its ability to operate the plant at or near full capacity. "The past year in particular has required some very difficult financial decisions," said Swendrowski. "We feel that our decision to sell the Mountain Home plant and the sauce business was necessary in order to meet our financial obligations to our lenders, to reduce overhead and to protect the interests of our shareholders. We were fortunate to find a buyer for the Mountain Home plant that is capable of expanding the business in that community and thereby offering the prospect of continued employment for our former employees."

      Northland is a vertically integrated grower, handler, processor and marketer of cranberries and value-added cranberry products. The company processes and sells Northland 100% juice cranberry blends, Seneca and Treesweet fruit juice products, Northland fresh cranberries and other cranberry products through retail supermarkets and other distribution channels. Northland also sells cranberry and other fruit concentrates to industrial customers who manufacture juice products. With 24 growing properties in Wisconsin and Massachusetts, Northland is the world's largest cranberry grower. It is the only publicly-owned, regularly-traded cranberry company in the United States, with shares traded on the Nasdaq Stock Market under the listing symbol CBRYA.

      Clement Pappas and Co., Inc., founded in 1942 and based in Seabrook, New Jersey, is one of the nation's leading food processors. The company produces juices, cocktails, fruit drinks, beverages, and cranberry sauce in a variety of package configurations for store brands nationally and for their own label, Ruby Kist. In addition to the Mountain Home, North Carolina acquisition, the company has production facilities in Seabrook, New Jersey and Springdale, Arkansas.

                                      # # #


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Northland Cranberries, Inc.
News Release, June 8, 2001
Page 3 of 3


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain matters discussed in this press release are "forward-looking statements," including statements about Northland's future plans, goals and other events, which have not yet occurred. These statements are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. They can generally be identified because the context of such statements will include words such as "believes," "anticipates," "expects," or words of similar import. Whether or not these forward-looking statements will be accurate in the future will depend on certain risks and factors including risks associates with (i) the development, market share growth and continued consumer acceptance of Northland's branded juice products, including consumer acceptance of its new 27% Solution; (ii) the disposition of certain litigation related to the sale of the net assets of Northland's private label juice business; (iii) the implementation of the marketing order of the Cranberry Marketing Committee of the United States Department of Agriculture and the cranberry purchase program adopted by the United States Congress; (iv) agricultural factors affecting Northland's crop and the crop of other North American growers; (v) Northland's ability to comply with the terms and conditions of, and to satisfy its responsibilities under, its amended credit facility, with respect to which Northland is currently in default of certain covenants as well as certain principal and interest payment provisions; (vi) Northland's ability to secure additional financing and/or generate sufficient cash from operations as may be necessary to fund working capital requirements and continue as a going concern; (vii) the results of the previously announced exploration of strategic alternatives; (viii) the results of Northland's internal organizational restructuring, including, without limitation, the results of the restructuring of certain sales and marketing functions through an agreement with Crossmark, Inc.; (ix) Northland's ability to manage its trade payables; and (x) Northland's ability to continue to meet the listing requirements of The Nasdaq National Market, including, without limitation, the requirement that its Class A Common Stock maintain a minimum bid price above $1.00 per share. Readers should consider these risks and factors and the impact they have when evaluating these forward-looking statements. These statements are based only on management's knowledge and expectations on the date of this press release. Northland will not necessarily update these statements or other information in this press release based on future events or circumstances.
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